As filed with the Securities and Exchange Commission on March 5, 2024

Registration No. 333-260190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-260190

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-268631

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-4752260
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

(Address of principal executive offices)

SharpLink, Inc. 2020 Stock Incentive Plan

SharpLink Gaming Ltd. 2021 Equity Incentive Plan

(Full title of the Plans)

Attn: Rob Phythian

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

(612) 293-0619
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Mitchell S. Nussbaum, Esq.

Tahra Wright, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Tel: (212) 407-4000

Fax: (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SharpLink Gaming, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-274659) as an exhibits-only filing to update certain exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

2.1	Agreement and Plan of Merger, dated June 14, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to SharpLink Gaming, Inc.’s Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 24, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.2 to SharpLink Gaming, Inc.’s Registration Statement on Form S-4/A filed with the SEC on October 4, 2023)

3.1	Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.1 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13 , 2024)

3.2	Certificate of Designation of the Series A-1 Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.2 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13 , 2024)

3.3	Certificate of Designation of the Series B Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.3 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13 , 2024)

3.4	Bylaws of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.4 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13 , 2024)

5.1*	Opinion of Loeb & Loeb LLP

10.1	SharpLink, Inc. 2020 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 filed with the SEC on October 12, 2021)

10.2	SharpLink Gaming Ltd. 2021 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on October 12, 2021)

23.1*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2*	Consent of Cherry Bekaert, LLP

23.3*	Consent of RSM US LLP in regards to SharpLink Gaming, Ltd.

23.4*	Consent of RSM US LLP in regards to SportsHub Games Network, Inc. and Subsidiaries

23.5	Consent of BerganKDV, LTD.

24*	Power of Attorney (included on signature page)

*	Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, City of Minneapolis, Minnesota, on March 5, 2024.

SharpLink Gaming, Inc.

By:	/s/ Rob Phythian
Rob Phythian
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the fifth day of March, 2024.

Signatures	Title	Date

/s/ Rob Phythian	Chief Executive Officer and Director	March 5, 2024
Rob Phythian	(Principal Executive Officer)

/s/ Robert DeLucia	Chief Financial Officer	March 5, 2024
Robert DeLucia	(Principal Financial Officer)

*	Director	March 5, 2024
Robert Gutkowski

*	Director	March 5, 2024
Obie McKenzie

*	Director	March 5, 2024
Leslie Bernhard

Exhibit Index

2.1	Agreement and Plan of Merger, dated June 14, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to SharpLink Gaming, Inc.’s Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 24, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.2 to SharpLink Gaming, Inc.’s Registration Statement on Form S-4/A filed with the SEC on October 4, 2023)

3.1	Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.1 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13 , 2024)

3.2	Certificate of Designation of the Series A-1 Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.2 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13 , 2024)

3.3	Certificate of Designation of the Series B Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.3 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13 , 2024)

3.4	Bylaws of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.4 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13 , 2024)

5.1*	Opinion of Loeb & Loeb LLP

10.1	SharpLink, Inc. 2020 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 filed with the SEC on October 12, 2021)

10.2	SharpLink Gaming Ltd. 2021 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on October 12, 2021)

23.1*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2*	Consent of Cherry Bekaert, LLP

23.3*	Consent of RSM US LLP in regards to SharpLink Gaming, Ltd.

23.4*	Consent of RSM US LLP in regards to SportsHub Games Network, Inc. and Subsidiaries

23.5	Consent of BerganKDV, LTD.

24*	Power of Attorney (included on signature page)

*	Previously filed